MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 1997 AND 1996, SUPPLEMENTAL
SCHEDULES FOR THE YEAR ENDED DECEMBER 31,
1997, AND INDEPENDENT AUDITORS' REPORT

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                           PAGE
INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996:
    Statements of Net Assets Available for Plan Benefits                     2
    Statements of Changes in Net Assets Available for Plan Benefits          3
    Notes to Financial Statements                                            4

SUPPLEMENTAL SCHEDULES FURNISHED PURSUANT TO THE
          REQUIREMENTS OF FORM 5500 AS OF AND FOR THE YEAR
          ENDED DECEMBER 31, 1997:
    Item 27a - Schedule of Assets Held for Investment Purposes              10
    Item 27d - Schedule of Reportable Transactions                          11

INDEPENDENT AUDITORS' REPORT


Board of Directors
Medical Graphics Corporation
Saint Paul, Minnesota

We have audited the accompanying statements of net assets available for plan benefits of Medical Graphics Corporation 401(k) Savings Plan (the Plan) as of December 31, 1997 and 1996 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance concerning whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


                                                  DELOITTE & TOUCHE LLP

                                                  /s/ DeLoitte & Touche LLP


Minneapolis, Minnesota
June 9, 1998

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN


STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                               1997            1996
ASSETS:
  Investments (Note 3):
    KOPP Investment Portfolio                                            $  1,780,013
    Guaranteed Interest Account                            $  373,780         554,308
    U.S. Stock Account                                                        900,546
    International Stock Account                                               252,293
    Money Market Account                                                       72,924
    Bond Emphasis Balanced Account                                             70,323
    Stock Index Account                                                        25,941
    Medium Company Blend Account                                                4,765
    Bond and Mortgage Account                                                     449
    Medical Graphics Corporation Common Stock Fund              7,844          10,730
    Stable Return Fund                                        504,137
    Strategic Income Fund                                     108,599
    Growth Balanced Fund                                      298,886
    Diversified Equity Fund                                   662,462
    Growth Equity Fund                                        407,435
    Janus Worldwide Fund                                      682,135
    Small Cap Opportunities Fund                              535,459
    Putnam OTC Emerging Growth Fund                            59,956
  Participant Loans                                            87,861          83,924
                                                           ----------    ------------

NET ASSETS AVAILABLE FOR BENEFITS                          $3,728,554    $  3,756,216
                                                           ----------    ------------
                                                           ----------    ------------


See notes to financial statements.

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
YEARS ENDED DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------------
                                                               1997           1996
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT
  BEGINNING OF YEAR                                        $3,756,216    $  2,902,510

ADDITIONS:
  Net investment income (Note 4)                              468,402         382,460
  Contributions:
    Employer                                                   12,002          43,172
    Participant                                               369,910         326,632
    Rollovers                                                 120,691         383,540
  Interest income from loan payments                                           37,688
                                                           ----------    ------------
       Total additions                                        971,005       1,173,492

DEDUCTIONS:
  Distributions to participants                               997,715         318,381
  Administrative and loan expenses                                952           1,405
                                                           ----------    ------------
       Total deductions                                       998,667         319,786
                                                           ----------    ------------

NET (DEDUCTIONS) ADDITIONS                                    (27,662)        853,706
                                                           ----------    ------------

NET ASSETS AVAILABLE FOR PLAN BENEFITS
  AT END OF YEAR                                           $3,728,554    $  3,756,216
                                                           ----------    ------------
                                                           ----------    ------------

See notes to financial statements.

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996

1.   DESCRIPTION OF PLAN

     The following description of the Medical Graphics Corporation 401(k) Savings Plan (the Plan) provides only general information. Participants should refer to the plan document for a more complete description of the Plan's provisions.

     GENERAL - The Plan is a defined contribution plan covering substantially all employees of Medical Graphics Corporation (the Company) who have at least six months of service and are age 21 or older. Medical Graphics Corporation, as the plan administrator, controls and manages the operation and administration of the Plan. Certain members of the Company's management served as the trustees of the Plan through August 1997. As of September 1997, Norwest Bank Minnesota, N.A. was appointed the trustee of the Plan. Benefits are funded through a qualified trust and a group annuity contract with Principal Mutual Life Insurance Company through August 1997. As of September 1997, benefits are funded through Norwest Bank Minnesota, N.A. During September 1997, all investments, except the Guaranteed Interest Account, were transferred from Principal Mutual Life Insurance to Norwest Bank Minnesota, N.A. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     CONTRIBUTIONS - Under the provisions of the Plan, a participant may contribute up to 17% of pretax annual compensation to his/her participant account up to the maximum amount determined by the Internal Revenue Service
     (IRS). There is a provision in the Plan for matching and nonelective employer discretionary contributions. The Company contributed 25% of the first 6% of base compensation that a participant contributed to the Plan, through February 9, 1997, at which time the Company discontinued the matching contributions.

     VESTING - Participants are immediately vested in their salary reduction contributions plus earnings thereon. Vesting in the matching and nonelective discretionary contribution portion of their accounts plus actual earnings thereon is based on years of credited service. A participant is 100% vested after three years of credited service, with staggered vesting percentages prior to that time.

     PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Company's contributions and (b) plan earnings, and debited with an allocation of administrative expenses. Allocations are based on participant earnings, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Medical Graphics Corporation contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

     INVESTMENT OPTIONS - For the period from January 1, 1996 through August 30, 1997, a participant may direct employee and employer contributions to investment options as follows:

          KOPP INVESTMENT PORTFOLIO - Funds are invested primarily in the common stocks of emerging growth and large corporations.

          GUARANTEED INTEREST ACCOUNT - A guaranteed investment which invests mostly in private placement bonds, commercial mortgages, and residential mortgages.

          U.S. STOCK ACCOUNT - A pooled investment account invested primarily in common stocks of U.S. companies.

          INTERNATIONAL STOCK ACCOUNT - A pooled investment account invested primarily in common stocks of corporations located outside the United States.

          MONEY MARKET ACCOUNT - A pooled investment account which invests in money market instruments.

          BOND EMPHASIS BALANCED ACCOUNT - A pooled investment account invested in other separate accounts of Principal Mutual Life Insurance Company, weighted toward fixed income accounts.

          STOCK INDEX ACCOUNT - A pooled investment account invested primarily in common stocks of those firms included in the Standard & Poor's 500 Stock Index.

          MEDIUM COMPANY BLEND ACCOUNT - A pooled investment account invested in common stocks of medium-sized companies that generate long-term capital growth.

          BOND AND MORTGAGE ACCOUNT - A pooled investment account invested in intermediate-term fixed-income loans.

          MEDICAL GRAPHICS CORPORATION COMMON STOCK FUND - Funds are invested in the common stock of Medical Graphics Corporation.

     Effective September 1, 1997, a participant may direct employee and employer contributions to investment options as follows:

          STABLE RETURN FUND - A conservative fund option which invests in high quality insurance contracts, bank investment contracts, and money market instruments seeking to provide safety of principal and adequate liquidity.

          STRATEGIC INCOME FUND - Designated to provide consistent total return with emphasis on principal protection and income, with a small amount of equity exposure to enhance returns.

          GROWTH BALANCED FUND - Designed to provide a combination of current income and capital appreciation by diversifying investment of the Fund's assets between stocks and intermediate maturity bonds. The Fund holds more equity securities than the Strategic Income Fund.

          DIVERSIFIED EQUITY FUND - Emphasizes long-term capital appreciation. Annual return volatility is moderated through diversifying among five complimentary equity styles.

          GROWTH EQUITY FUND - Designed to reduce the volatility and risk of investing in equity securities.

          JANUS WORLDWIDE FUND - Seeks long-term capital growth by investing primarily in stocks of foreign and U.S. companies.

          SMALL CAP OPPORTUNITIES FUND - An aggressive fund that invests in small growth companies.

          PUTNAM OTC EMERGING GROWTH FUND - Invests in mainly over the counter stocks of small to midsize emerging growth companies.

     Participants may change or transfer their investments options quarterly.

     LOANS TO PARTICIPANTS - Participants may borrow from their fund accounts a minimum of $1,000 with a maximum of 50% of their vested balance or $50,000, whichever is less. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms range from 1 to 5 years or up to 25 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the plan administrator. Principal and interest is paid ratably through monthly payroll deductions.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     VALUATION OF INVESTMENTS - The investments of the Plan, other than the Guaranteed Interest Account, are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the year, or for listed securities having no sales reported and for unlisted securities, upon the last reported bid prices on that date. The Guaranteed Interest Account is valued at contract value plus annual interest. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

     VALUATION OF LOANS TO PARTICIPANTS - The loans to participants are valued at cost plus accrued interest which approximates fair value.

     EXPENSES - The Plan's expenses are paid from the assets of the Plan and are allocated to the participant's accounts.

3.   INVESTMENTS

     The Plan's investments are held in a trust. The Plan conducts transactions with parties-in-interest which include the Company; Principal Mutual Life Insurance Co.; KOPP Investment; Norwest Bank Minnesota, N.A.; and the participants of the Plan. The following assets represent individual investments greater than 5% of the Plan's assets at December 31, 1997 and 1996:


                                                               1997            1996
  Principal Mutual Life Insurance Co.:
    U.S. Stock Account                                                   $    900,546
    Guaranteed Interest Account                            $  373,780         554,308
    International Stock Account                                               252,293
  Norwest Bank Minnesota, N.A.:
    Stable Return Fund                                        504,137
    Growth Balanced Fund                                      298,886
    Diversified Equity Fund                                   662,462
    Growth Equity Fund                                        407,435
    Janus Worldwide Fund                                      682,135
    Small Cap Opportunities Fund                              535,459


4.  NET INVESTMENT INCOME

    A summary of the Plan's investment income for the years ended December 31, 1997 and 1996 is as follows:


                                                               1997            1996
  Net appreciation in fair value of investments            $  419,691    $    339,269
  Interest                                                     48,711          43,191
                                                           ----------    ------------
                                                           $  468,402    $    382,460
                                                           ----------    ------------
                                                           ----------    ------------

5.   PLAN TERMINATION

     Although it has not expressed any intention to do so, the Company has the right under the Plan to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, the accounts of each affected participant shall become fully vested and distributed to the respective participants.

6.   INTERNAL REVENUE SERVICE STATUS

     The Plan obtained its latest determination letter dated July 27, 1993, in which the IRS stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (IRC). The Plan has been amended since receiving this determination letter. effective September 1997, the Plan is covered under the tax determination letter dated November 23, 1992, according to the Plan's adoption of the standardized plan #06 with Norwest Bank Minnesota, N.A. The Company believes that the plan is currently designed and being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

7.   STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS BY
     TYPE OF FUND



                                                                                                MEDIUM             BOND
                                                    KOPP             U.S.      INTERNATIONAL    COMPANY          EMPHASIS
                                                 INVESTMENT         STOCK          STOCK         BLEND           BALANCED
                                                  PORTFOLIO        ACCOUNT        ACCOUNT       ACCOUNT          ACCOUNT
  NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
     AS OF DECEMBER 31, 1995                     $ 1,522,435    $   492,637    $    78,030                   $    51,408

  ADDITIONS:
     NET INVESTMENT INCOME                           131,482        157,973         34,304    $       669          6,220
     CONTRIBUTIONS:
       EMPLOYER                                       13,714         10,171          5,224             83          2,599
       PARTICIPANT                                   103,776         84,540         33,388            546         11,851
       ROLLOVERS                                     166,175        192,524         12,903                           427
     INTEREST INCOME FROM LOAN PAYMENTS               10,852          6,363          3,382                         2,862
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL ADDITIONS                            425,999        451,571         89,201          1,298         23,959


 DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                    173,998         60,846          3,429                           326
     ADMINISTRATIVE AND LOAN EXPENSES                                   588            103              4             26
     NEW LOANS                                         1,784          6,224
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL DEDUCTIONS                           175,782         67,658          3,532              4            352

  INTERFUND TRANSFERS                                  7,361         23,996         88,594          3,471         (4,692)
                                                 -----------    -----------    -----------    -----------    -----------


  NET ADDITIONS (DEDUCTIONS)                         257,578        407,909        174,263          4,765         18,915
                                                 -----------    -----------    -----------    -----------    -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1996                             1,780,013        900,546        252,293          4,765         70,323

  ADDITIONS:
     NET INVESTMENT INCOME                           206,056        186,735         36,482          1,313          7,515
     CONTRIBUTIONS:
       EMPLOYER                                        3,466          3,748          1,679             22            534
       PARTICIPANT                                    53,058         70,093         39,171            707         10,911
       ROLLOVERS
     INTEREST INCOME FROM LOAN PAYMENTS               11,550         31,088          4,213                         1,197
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL ADDITIONS                            274,130        291,664         81,545          2,042         20,157

  DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                    140,336        485,649         30,313                         5,733
     ADMINISTRATIVE AND LOAN EXPENSES                                   457            126              1             40
     NEW LOANS                                        42,091          5,950          3,950                           950
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL DEDUCTIONS                           182,427        492,056         34,389              1          6,723

  INTERFUND TRANSFERS                             (1,871,716)      (700,154)      (299,449)        (6,806)       (83,757)
                                                 -----------    -----------    -----------    -----------    -----------

  NEW (DEDUCTIONS) ADDITIONS                      (1,780,013)      (900,546)      (252,293)        (4,765)       (70,323)
                                                 -----------    -----------    -----------    -----------    -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1997                           $       -      $       -      $       -      $       -      $       -
                                                 -----------    -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------    -----------


                                                                                                                MEDICAL
                                                                                                                GRAPHICS
                                                      MONEY         STOCK          BOND AND      GUARANTEED    CORPORATION
                                                     MARKET         INDEX          MORTGAGE      INTEREST        COMMON
                                                     ACCOUNT       ACCOUNT          ACCOUNT       ACCOUNT      STOCK FUND
  NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
     AS OF DECEMBER 31, 1995                     $    86,713    $     13,606    $       703    $   574,579    $    22,605

  ADDITIONS:
     NET INVESTMENT INCOME                             4,187           4,414             20         32,532          4,326
     CONTRIBUTIONS:
       EMPLOYER                                          900             589                         9,774            118
       PARTICIPANT                                     8,106           3,351                        80,349            725
       ROLLOVERS                                      11,511
     INTEREST INCOME FROM LOAN PAYMENTS                  420                                        21,672
                                                  ----------    ------------    -----------    -----------    -----------
          TOTAL ADDITIONS                             25,124           8,354             20        144,327          5,169


 DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                      1,219             360            272         62,812            271
     ADMINISTRATIVE AND LOAN EXPENSES                     65               5              2            612
     NEW LOANS                                                                                      19,500         13,000
                                                  ----------    ------------    -----------    -----------    -----------
          TOTAL DEDUCTIONS                             1,284             365            274         82,924         13,271

  INTERFUND TRANSFERS                                (37,629)          4,346                       (81,674)        (3,773)
                                                  ----------    ------------    -----------    -----------    -----------


  NET ADDITIONS (DEDUCTIONS)                         (13,789)         12,335           (254)       (20,271)       (11,875)
                                                  ----------    ------------    -----------    -----------    -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1996                                72,924          25,941            449        554,308         10,730

  ADDITIONS:
     NET INVESTMENT INCOME                             5,160           4,802             25         29,631         (2,049)
     CONTRIBUTIONS:
       EMPLOYER                                          206              71                         2,276
       PARTICIPANT                                     3,827             804            222         34,078
       ROLLOVERS
     INTEREST INCOME FROM LOAN PAYMENTS                  225                                         1,703
                                                  ----------    ------------    -----------    -----------    -----------
          TOTAL ADDITIONS                              9,418           5,677            247         67,688         (2,049)

  DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                      1,024          20,462             76         76,382            828
     ADMINISTRATIVE AND LOAN EXPENSES                     24               2                           302
     NEW LOANS                                                                                      12,000
                                                  ----------    ------------    -----------    -----------    -----------
          TOTAL DEDUCTIONS                             1,048          20,464             76         88,684            828

  INTERFUND TRANSFERS                                (81,294)        (11,154)          (620)      (159,532)            (9)
                                                  ----------    ------------    -----------    -----------    -----------

  NEW (DEDUCTIONS) ADDITIONS                         (72,924)        (25,941)          (449)      (180,528)        (2,886)
                                                  ----------    ------------    -----------    -----------    -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1997                            $      -      $        -      $       -      $   373,780    $     7,844
                                                  ----------    ------------    -----------    -----------    -----------
                                                  ----------    ------------    -----------    -----------    -----------




                                                                      STABLE         STRATEGIC        GROWTH     DIVERSIFIED
                                                    PARTICIPANT       RETURN          INCOME         BALANCED     EQUITY
                                                       LOANS           FUND            FUND           FUND         FUND
  NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
     AS OF DECEMBER 31, 1995                     $    59,794

  ADDITIONS:
     NET INVESTMENT INCOME                             6,333
     CONTRIBUTIONS:
       EMPLOYER
       PARTICIPANT
       ROLLOVERS
     INTEREST INCOME FROM LOAN PAYMENTS               (7,863)
                                                 -----------
          TOTAL ADDITIONS                             (1,530)


 DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                     14,848
     ADMINISTRATIVE AND LOAN EXPENSES
     NEW LOANS                                       (40,508)
                                                 -----------
          TOTAL DEDUCTIONS                           (25,660)

  INTERFUND TRANSFERS
                                                 -----------


  NET ADDITIONS (DEDUCTIONS)                          24,130
                                                 -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1996                                83,924

  ADDITIONS:
     NET INVESTMENT INCOME                                      $    13,895    $     3,905    $     9,456    $    17,087
     CONTRIBUTIONS:
       EMPLOYER
       PARTICIPANT                                                   12,442          8,007         15,651         28,499
       ROLLOVERS                                                      6,312          6,233             79         15,599
     INTEREST INCOME FROM LOAN PAYMENTS              (57,992)           346            348            362          4,096
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL ADDITIONS                            (57,992)        32,995         18,493         25,548         65,281

  DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                      3,012        232,690
     ADMINISTRATIVE AND LOAN EXPENSES
     NEW LOANS                                       (64,941)
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL DEDUCTIONS                           (61,929)       232,690

  INTERFUND TRANSFERS                                               703,832         90,106        273,338        597,181
                                                 -----------    -----------    -----------    -----------    -----------

  NEW (DEDUCTIONS) ADDITIONS                           3,937        504,137        108,599        298,886        662,462
                                                 -----------    -----------    -----------    -----------    -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1997                           $    87,861    $   504,137    $   108,599    $   298,886    $   662,462
                                                 -----------    -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------    -----------


                                                                                                PUTNAM
                                                                                   SMALL         OTC
                                                     GROWTH         JANUS           CAP        EMERGING
                                                     EQUITY       WORLDWIDE    OPPORTUNITIES    GROWTH
                                                      FUND           FUND          FUND          FUND           TOTAL
  NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
     AS OF DECEMBER 31, 1995                                                                                  $2,902,510

  ADDITIONS:
     NET INVESTMENT INCOME                                                                                       382,460
     CONTRIBUTIONS:
       EMPLOYER                                                                                                   43,172
       PARTICIPANT                                                                                               326,632
       ROLLOVERS                                                                                                 383,540
     INTEREST INCOME FROM LOAN PAYMENTS                                                                           37,688
                                                                                                             -----------
          TOTAL ADDITIONS                                                                                      1,173,492


 DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                                                                                318,381
     ADMINISTRATIVE AND LOAN EXPENSES                                                                              1,405
     NEW LOANS
                                                                                                             -----------
          TOTAL DEDUCTIONS                                                                                       319,786

  INTERFUND TRANSFERS
                                                                                                             -----------


  NET ADDITIONS (DEDUCTIONS)                                                                                     853,706
                                                                                                             -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1996                                                                                         3,756,216

  ADDITIONS:
     NET INVESTMENT INCOME                       $      (693)   $   (46,183)   $    (3,661)   $    (1,074)       468,402
     CONTRIBUTIONS:
       EMPLOYER                                                                                                   12,002
       PARTICIPANT                                    27,061         35,583         23,820          5,976        369,910
       ROLLOVERS                                       6,153         43,157         43,158                       120,691
     INTEREST INCOME FROM LOAN PAYMENTS                1,216            917            564            167
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL ADDITIONS                             33,737         33,474         63,881          5,069        971,005

  DEDUCTIONS:
     DISTRIBUTION TO PARTICIPANTS                        905                                          305        997,715
     ADMINISTRATIVE AND LOAN EXPENSES                                                                                952
     NEW LOANS
                                                 -----------    -----------    -----------    -----------    -----------
          TOTAL DEDUCTIONS                               905                                          305        998,667

  INTERFUND TRANSFERS                                374,603        648,661        471,578         55,192
                                                 -----------    -----------    -----------    -----------    -----------

  NEW (DEDUCTIONS) ADDITIONS                         407,435        682,135        535,459         59,956        (27,662)
                                                 -----------    -----------    -----------    -----------    -----------

  NET ASSETS AVAILABLE FOR
     PLAN BENEFITS AS OF
     DECEMBER 31, 1997                           $   407,435    $   682,135    $   535,459    $    59,956    $ 3,728,554
                                                 -----------    -----------    -----------    -----------    -----------
                                                 -----------    -----------    -----------    -----------    -----------

SUPPLEMENTAL SCHEDULES FURNISHED PURSUANT TO THE
REQUIREMENTS OF FORM 5500

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1997


                                                                                             FAIR
             ISSUE                                             SHARES          COST          VALUE
INVESTMENTS:
The Principal Mutual Life Insurance Company (1) -
     Guaranteed Interest Account                                          $   373,780    $   373,780

Norwest Bank Minnesota, N.A. (1):
     Stable Return Fund                                        20,094         494,759        504,137
     Strategic Income Fund                                      5,823         112,979        108,599
     Growth Balanced Fund                                      11,616         310,173        298,886
     Diversified Equity Fund                                   17,274         690,037        662,462
     Growth Equity Fund                                        12,701         450,053        407,435
     Janus Worldwide Fund                                      18,055         730,272        682,135
     Small Cap Opportunities Fund                              23,926         552,953        535,459
     Putnam OTC Emerging Growth Fund                            3,722          61,226         59,956
Medical Graphics Corporation Common Stock Fund (1)              1,743          10,996          7,844
                                                                          -----------    -----------
                                                                            3,787,228      3,640,693
Participant Loans (1) (2)                                                      87,861         87,861
                                                                          -----------    -----------
                                                                          $ 3,875,089    $ 3,728,554
                                                                          -----------    -----------
                                                                          -----------    -----------


(1)  Known to be a party-in-interest.
(2) Participant loans include interest rates from 6.80% to 14.98% with maturities at various dates through April 2002.

MEDICAL GRAPHICS CORPORATION
401(k) SAVINGS PLAN

ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1997



     Party Involved and Description                       Number of         Purchase        Selling
           of Transactions                               Transactions        Price           Price
Series of Transactions:
     Stable Return Fund: (1)
          Purchases                                            26         $ 2,425,042
          Sales                                                 4                       $  1,933,454
     Janus Worldwide Fund -  (1)
          Purchases                                            26             730,272
     Small Cap Opportunities Fund - (1)
          Purchases                                            28             552,953
     Growth Balanced Fund -  (1)
          Purchases                                            28             310,173
     Growth Equity Fund:  (1)
          Purchases                                            28             450,950
          Sales                                                 2                                905
     Diversified Equity Fund -  (1)
          Purchases                                            29             690,037
     Guaranteed Interest Account: (1)
          Purchases                                            50              83,570
          Sales                                                48                            294,367
     Money Market Account: (1)
          Purchases                                            41             195,004
          Sales                                                11                            273,087
     U.S. Stock Account: (1)
          Purchases                                            54             337,529
          Sales                                                42                          1,424,815
     International Stock Account: (1)
          Purchases                                            51             108,415
          Sales                                                33                            397,234
     Kopp Investment Portfolio: (1)
          Purchases                                            51              94,828
          Sales                                                31                          2,080,336




(1)  Known to be a party-in-interest.